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                                                                    EXHIBIT 10.3

                 STOCK PURCHASE AND INDEMNIFICATION AGREEMENT
                 --------------------------------------------



     THIS STOCK PURCHASE AND INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into this _______ day of August, 1998 by and among UNION PACIFIC CORPORATION, a Utah corporation ("UPC"), OVERNITE CORPORATION, a Virginia corporation ("Overnite"), OVERNITE HOLDING, INC., a Delaware corporation ("OHI"), and OVERNITE TRANSPORTATION COMPANY, a Virginia corporation ("OTC").

     WHEREAS, Overnite intends to issue and sell the shares of its common stock, par value $0.01 per share (the "Overnite Shares"), through an initial public offering (the closing of which is hereinafter referred to as the "Offering"); and

     WHEREAS, in connection with the Offering, Overnite has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, immediately following the Offering, Overnite intends to purchase all of the issued and outstanding common stock of OHI, par value $0.01 per share (the "OHI Shares"), from UPC (the "Acquisition"), with the result that Overnite will become a publicly-owned company and OHI will become a wholly-owned, direct subsidiary of Overnite; and

     WHEREAS, OTC is a wholly-owned, direct subsidiary of OHI and immediately following the Acquisition will become a wholly-owned, indirect subsidiary of Overnite; and

     WHEREAS, the parties hereto desire to enter into this Agreement in order to provide for the Acquisition and the indemnification against certain costs and liabilities which may be incurred in connection with the Offering, the Acquisition and the above-mentioned registration statement, including any prospectus included therein, and their respective businesses both prior to and after the Offering and Acquisition.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

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     1.    Definitions.  As used in this Agreement, the following terms shall
           -----------
have the following meanings (such meanings to be equally applicable to both the singular and plural versions of the terms below):

     The term "Affiliate" shall have the meaning accorded to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date hereof.

     The term "Bank Credit Agreement" shall mean the $200 million Revolving Credit Agreement, dated as of August ___, 1998, among Overnite, the Banks named therein and Crestar Bank, as Agent for the Banks;

     The term "Business Day" shall mean a day of the year on which banks are not required or authorized to close in New York City, Nebraska or Virginia.
     The term "Closing" shall mean the closing of the Offering and the Acquisition.
     The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

     The term "Guarantee" shall mean all guarantees, surety and performance bonds, payment or reimbursement obligations relating to insurance arrangements, letters of credit and other arrangements pursuant to which UPC guarantees or secures any Overnite Liability or which otherwise potentially impose liability on UPC with respect to the businesses, operations or assets conducted or owned or formerly conducted or owned by the Overnite Group, and which are in effect as of the Closing.

     The term "Liabilities" shall mean all debts, liabilities and obligations, actual or contingent, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever and however arising, including all costs and expenses (including fees and disbursements of counsel) relating thereto, and including without limitation debts, liabilities and obligations arising in connection with any actual or threatened claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration panel.

     The term "Overnite Group" shall mean Overnite and all Affiliates of Overnite following the Closing, including without limitation OHI and OTC, and all subsidiaries of OTC on or prior to the Closing, and any or each of such entities individually and collectively, and jointly and severally.

     The term "Overnite Liabilities" shall mean all Liabilities (other than Liabilities for Taxes

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except as provided below in this definition) at any time arising out of or relating to the businesses, operations or assets conducted or owned or formerly conducted or owned at any time by, and the current or former employees of, the Overnite Group. In the case of an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or formerly maintained by the Overnite Group for its employees or former employees, "Overnite Liabilities" shall include all liabilities for any benefits due and payable under the terms of such plans as well as any Taxes, penalties, interest or other charges imposed by any governmental agency with respect to the maintenance and administration of such plans. Further, in case of any employee benefit plan maintained or formerly maintained by the UPC Group in which employees or former employees of the Overnite Group have participated, "Overnite Liabilities" shall be limited to the portion of the liability, Tax, penalty, interest or other charge attributable to employees or former employees of the Overnite Group, or in the event that a liability, Tax, penalty, interest or other charge is not attributable to specific employees or former employees, "Overnite Liabilities" shall be limited to the portion of the liability, Tax, penalty, interest or other charge that bears the same relationship to the whole thereof as the benefit liabilities under such plan attributable to employees or former employees of the "Overnite Group" bears to all such benefit liabilities under the plan, and any costs (including reasonable counsel fees) imposed upon or incurred by the "Overnite Group" in connection with such liability shall be allocated in the same manner. "Overnite Liabilities" shall also include any Liabilities arising from or relating to (i) the conversion of any share of UPC retention stock or any option to purchase shares of UPC cmmon stock into one or more shares of Overnite retention stock or options to purchase shares of Overnite common stock and (ii) amounts payable to employees of the Overnite Group as deferred compensation under the UPC Executive Incentive Plan.

     The term "Overnite Securities Liabilities" shall mean any Liability under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any other federal or state securities law or regulation, at common law or otherwise, arising out of the Offering, including without limitation any such Liability arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed under federal or state securities

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laws in connection with the Offering, or in any amendment or supplement thereto
(a "Registration Statement"), or in any prospectus or other communication relating to the Offering or in any amendment or supplement thereto (a "Prospectus"), or (ii) the omission or alleged omission to state in a Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the foregoing definition shall not extend or apply to any Liability that arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, or an omission or alleged omission to state a material fact required to be stated (or necessary to make the statement not misleading) in (A) the information set forth under the captions "Prospectus Summary - Background to the Offering" and "The Acquisition" in the Prospectus to the extent related to the actions or intentions of UPC, or
(B) information otherwise set forth in the Prospectus to the extent related to UPC's ownership of the capital stock of OHI (the "UPC Information").

      The term "Taxes" shall mean any and all taxes (including interest, penalties and additions to tax), premiums, fees and charges (including sales, use, excise, value added, personal property and other taxes) imposed by any federal, state or local or government tax authority in the United States of America or by any foreign government or taxing authority.

     The term "Transaction Costs" shall mean the following fees and expenses incurred in connection with the Offering and Acquisition: (i) the fees and expenses of Hunton & Williams and Richards, Layton & Finger, (ii) the fees and expenses of Deloitte & Touche LLP, including without limitation fees and expenses incurred in connection with the audit of financial statements for the Overnite Group, (iii) the fees and expenses of Price Waterhouse LLP incurred in connection with the valuation of Overnite Group assets, (iv) the fees and expenses of Towers Perrin and Buck Consultants incurred for actuarial services performed in connection with the Offering and Acquisition, (v) any underwriters' discounts or commissions, (vi) all organization expenses of Overnite, including without limitation all fees, expenses, Taxes, assessments and other costs and

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expenses associated with its incorporation in the State of Virginia and its qualification to do business in any jurisdiction, (vii) all Securities and Exchange Commission, National Association of Securities Dealers, Inc., and other filing fees, all "blue sky" fees and expenses and all stock exchange fees and expenses, (viii) all transfer taxes, if any, in connection with the issuance and sale of Overnite Shares in the Offering and the sale of OHI Shares to Overnite in the Acquisition, (ix) all printing fees and expenses and (x) all transfer agent and registration fees and expenses.

     The term "UPC Group" shall mean UPC and all Affiliates of Union Pacific Corporation (other than any member of the Overnite Group), and any or each of such entities individually and collectively and jointly and severally.

     The term "UPC Liabilities" shall mean all Liabilities (other than Liabilities for Taxes except as provided below in this definition) at any time arising out of or relating to the businesses, operations or assets conducted or owned or formerly conducted or owned by, and the current or former employees of, the UPC Group; provided that in no event shall UPC Liabilities include any Overnite Liabilities, any Overnite Securities Liabilities, any liabilities on any Guarantee, or the Transaction Costs covered by the indemnification set forth in Section 4 of this Agreement. In the case of an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or formerly maintained by the UPC Group for its employees or former employees in which no employee or former employee of the Overnite Group has participated, "UPC Liabilities" shall include all liabilities for any benefits due and payable under the terms of such plans as well as any Taxes, penalties, interest or other charges imposed by any governmental agency with respect to the maintenance and administration of such plans. Further, in case of any employee benefit plan maintained or formerly maintained by the UPC Group in which employees or former employees of the Overnite Group have participated, "UPC Liabilities" shall be limited to the portion of the liability, Tax, penalty, interest or other charge attributable to employees or former employees of the UPC Group, or in the event that a liability, Tax, penalty,

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interest or other charge is not attributable to specific employees or former employees, "UPC Liabilities" shall be limited to the portion of the liability, Tax, penalty, interest or other charge that bears the same relationship to the whole thereof as the benefit liabilities under such plan attributable to employees or former employees of the UPC Group bears to all such benefit liabilities under the plan, and any costs (including reasonable counsel fees) imposed upon or incurred by theUPC Group in connection with such liability shall be allocated in the same manner.

     The term "UPC Securities Liabilities" shall mean any Liability under the 1933 Act, the 1934 Act or any other federal or state law or regulation, at common law or otherwise, arising out of the Offering, and arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or (ii) the omission or alleged omission to state in a Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements made therein not misleading, but only to the extent that such Liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission concerning UPC Information.

     2.  Purchase and Sale of OHI Shares.   (a)  UPC agrees that, immediately
_____    --------------------------------
following the Offering, it will sell, transfer and deliver to Overnite, and Overnite agrees that it will purchase from UPC, free and clear of all liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, all of the outstanding OHI Shares for an aggregate cash purchase price ("Purchase Price") of $__________ million./1/

     (b) The Closing shall be held at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY, or such other place as the parties may agree. The Acquisition shall not occur unless the Offering first occurs. At the Closing, (i) Overnite shall pay

______________________

/1/ THIS AMOUNT WILL BE THE GROSS PROCEEDS OF THE OFFERING, LESS UNDERWRITING DISCOUNTS, PLUS $105 MILLION.

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the Purchase Price to UPC by wire transfer of immediately available funds to an account designated by UPC, (ii) UPC shall deliver to Overnite certificates representing the OHI Shares, duly endorsed in blank or accompanied by one or more stock powers duly endorsed in blank and in proper form for transfer, (iii) Overnite shall deliver to UPC for filing the fully-executed Section 338 Election Forms (as defined in Section 12(b) hereof), and (iv) Overnite and UPC shall each take such further actions and deliver such other documents as may be reasonably requested by the other party to complete the Acquisition.

          (c) Immediately prior to the Closing, the net intercompany balance reflecting advances between UPC on the one hand, and OTC or OHI on the other, shall be forgiven and cancelled. To the extent that such net intercompany balance is less than $148.068 million, Overnite shall make an additional cash payment to UPC in the amount of such difference. To the extent that such net intercompany balance is greater than $148.068 million, UPC shall make a cash payment to Overnite in the amount of such difference. Overnite hereby expressly consents to the forgiveness and cancellation of such net intercompany balance. The amount, if any, required under this Section 2(c) shall be payable within 5 Business Days of the date of the Closing.

     3.   UPC Representations and Warranties.   UPC hereby represents and
          -----------------------------------
warrants, as of the Closing, to Overnite, OHI and OTC as follows:

          (a) UPC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by UPC and the performance of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of UPC, and this Agreement has been duly and validly executed and delivered by UPC.

          (b) This Agreement constitutes the legal, valid and binding obligation of UPC,
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enforceable against UPC in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights and remedies generally and general principles of equity.

     (c) Neither the execution and delivery of this Agreement by UPC, nor the performance of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will (i) violate any applicable law to which UPC is subject, (ii) violate or conflict with any provision of the charter or by-laws of UPC, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, contract, lease, license or instrument to which UPC is a party or by which it is bound or to which any of its assets is subject, except in each case for any violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice which will not have a material adverse effect on the ability of UPC to consummate the transactions contemplated by this Agreement. UPC is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental entity in order for UPC to consummate the transactions contemplated by this Agreement, except for any failure to give notice, or to file or obtain any authorization, consent or approval which would not have an adverse effect on the ability of UPC to consummate the transactions contemplated by this Agreement.

     (d) There are no outstanding shares of capital stock of OHI other than the 100 OHI Shares held of record and owned beneficially by UPC. UPC owns and holds of record and beneficially such OHI Shares free and clear of any and all liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than restrictions on transfer of the OHI Shares imposed under applicable Federal or State securities laws. All of the OHI Shares have been duly authorized and are validly issued, fully paid and nonassessable. UPC is not a party to, and is not otherwise subject to or bound by, any voting trusts, proxies, or other agreements or

                                      -8-
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understandings with respect to the voting of any capital stock of OHI, other than the rights of Overnite under this Agreement. Except for the rights of Overnite under this Agreement, there are no outstanding options, warrants or rights to purchase or acquire, or otherwise entitling the holder thereof to participate in or otherwise receive any payment based on the value of, any securities of OHI (including the OHI Shares).

     (e) The authorized capital stock of OTC consists of 40 million shares of common stock, $1.00 par value per share (the "OTC Shares"), of which 1,000 OTC Shares are validly issued and outstanding, fully paid and nonassessable. OHI is the sole registered and beneficial holder of the outstanding OTC Shares. None of the OTC Shares have been issued in violation of, and none of the OTC Shares is subject to, any preemptive or subscription rights. Except for the OTC Shares, there are no shares of capital stock or other equity securities of OTC outstanding. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which UPC or OHI is or may become obligated to sell, purchase or return any shares of capital stock or other securities of OTC.

         3A.  Representations and Warranties of Overnite, OHI and OTC.
        ----  -------------------------------------------------------
Overnite, OHI and OTC hereby represent and warrant, as of the Closing, to UPC as follows:

     (a) Each of Overnite, OHI and OTC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of Overnite, OHI and OTC has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Overnite, OHI and OTC and the performance by each of them of their respective obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of such party, and this Agreement has been duly and validly executed and delivered by such party.

     (b) This Agreement constitutes the valid, legal and binding obligation of

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Overnite, OHI and OTC, enforceable against each of such parties in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights and remedies generally and general principles of equity.

     (c) Neither the execution and delivery of this Agreement by Overnite, OHI or OTC, nor the performance of their respective obligations hereunder, nor the consummation of the transactions contemplated hereby, will (i) violate any applicable law to which Overnite, OHI or OTC is subject, (ii) violate or conflict with any provision of the charter or by-laws of Overnite, OHI or OTC or
(iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which Overnite, OHI or OTC is a party or by which it is bound or to which any of its assets is subject, except in each case for any violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice which will not have a material adverse effect on the ability of Overnite, OHI or OTC to consummate the transactions contemplated by this Agreement. Neither Overnite, OHI nor OTC is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental entity in order for Overnite, OHI or OTC to consummate the transactions contemplated by this Agreement, except for any failure to give notice, or to file or obtain any authorization, consent or approval which would not have a material adverse effect on the ability of Overnite, OTC or OHI to consummate the transactions contemplated by this Agreement.

     (d) Overnite acknowledges that the OHI Shares being acquired by it hereunder have not been registered under the 1933 Act or registered or qualified under applicable state securities laws. The OHI Shares purchased by Overnite pursuant to this Agreement are being acquired for investment only and not with a view towards any public distribution thereof, and Overnite will not offer to sell or otherwise dispose of the OHI Shares so acquired by it in violation of any of the registration requirements of the 1933 Act or any comparable state laws.

     4.  Indemnification by Overnite.  The Overnite Group shall release,
         ---------------------------
indemnify, defend and hold harmless the UPC Group and the respective directors, officers, employees, agents and representatives thereof from and against any and all losses, claims, damages, liabilities, demands, suits and actions (by any person), including all reasonable attorneys' fees and disbursements and other costs and expenses incurred in connection therewith (collectively, "Indemnifiable Losses"), relating to, resulting from, or arising out of (a) any Overnite Liabilities, (b) any Overnite Securities Liabilities, (c) any fees and expenses described in clauses (i), (v), (vi), (vii), (viii), (ix) and (x) of the definition of Transaction Costs, and (d) any failure by the Overnite Group to comply with the terms and conditions of this Agreement or any other agreement executed in connection with the Offering or the Acquisition. No payment by Overnite pursuant to clauses (a) or (b) of the foregoing sentence shall be required until such time as the aggregate amount which would be so payable under such clauses exceeds $25,000, and at such time the entire aggregate amount (and not only the excess over $25,000) will become payable.

     5.  Indemnification by the UPC Group.  The UPC Group shall release,
         --------------------------------
indemnify, defend and hold harmless the Overnite Group and the respective directors, officers, employees, agents and representatives thereof from and against any and all Indemnifiable Losses relating to, resulting from, or arising out of (a) any UPC Liabilities, (b) any UPC Securities Liabilities, (c) any fees and expenses described in clauses (ii), (iii) and (iv) of the definition of Transaction Costs, and (d) any failure by UPC to comply with the terms and conditions of this Agreement or any other agreement executed in connection with the Offering or the Acquisition. No payment by UPC pursuant to clauses (a) or
(b) of the foregoing sentence shall be required until such time as the aggregate amount which would be so payable under such clauses exceeds $25,000, and at such time the entire aggregate amount (and not only the excess over $25,000) will become payable.

     6.  Guarantees, Bonds, Etc.  The Overnite Group shall use all reasonable
         -----------------------
efforts to obtain promptly the release of UPC, or the substitution of any member of the Overnite Group for UPC, on all Guarantees. The Guarantees shall include, but not be limited to, the agreements listed in Schedule A hereto, and any renewals thereof or substitutions therefor. UPC shall cooperate with the Overnite Group in obtaining such releases or substitutions, provided that it shall not be required to incur any non-de minimis liability or unreimbursed expense in doing so. The Overnite Group agrees to indemnify, defend and hold harmless the UPC Group, and the directors, officers, employees, agents and representatives thereof, from and against any Indemnifiable Losses relating to, resulting from, or arising out of, any Guarantee. UPC shall be subrogated to the rights of any beneficiary of a Guarantee against the Overnite Group to the extent that UPC is required to make any payment under such Guarantee. UPC agrees not to unilaterally terminate or withdraw any Guarantee and agrees to abide by the terms of the Guarantees if, to UPC's knowledge after reasonable inquiry, such termination, withdrawal or non-compliance would cause more than a de-minimis liability to the Overnite Group or result in the Overnite Group's default under or violation of the terms of any agreement with a third party.

     7.  Collateral.     (a)  So long as the Guaranty relating to the Japanese
         -----------
Lease Financing, identified as Item 1 on Schedule A hereto, remains in effect or otherwise continues to apply to UPC, Overnite agrees that it shall meet the financial covenants which are contained in Article VI of the Bank Credit Agreement as if such covenants were set forth in this Agreement. During the period that Overnite is required to comply with the foregoing covenants under the terms hereof, the Overnite Group shall promptly notify UPC if it ever fails to comply with any such covenant, and shall furnish to UPC such information respecting the condition or operations, financial or otherwise, of the Overnite Group, as UPC may from time to time reasonably request.

     (b) In the event that the Overnite Group fails to comply with Section 5(a), UPC may request, and the Overnite Group shall promptly deposit with UPC, Collateral (as defined below) having a value equal to the maximum amount then payable upon termination of the Japanese Leveraged Lease referred to above, including any repayment of debt or equity investment required in connection with such termination. For purposes of this Agreement, the term ACollateral@ shall mean (i) cash; (ii) U.S. Treasury Bills maturing not more than 180 days from the date of delivery thereof by the Overnite Group to UPC; (iii) commercial paper (other than the commercial paper of a party hereto or its Affiliates) denominated in U.S. dollars, provided that such commercial paper (A) continues to be rated at least "A-1" by Standard & Poor's Corporation and AP-1" by Moody's Investors Service Inc., or the equivalent ratings by two nationally recognized investment rating services, or, if unrated, is guaranteed by a company having outstanding commercial paper that is so rated, (B) remains readily marketable and is not convertible into capital stock, and (C) matures not more than 180 days from the date of delivery to UPC; (iv) an irrevocable standby letter of credit, in a form and issued by a bank reasonably acceptable to UPC; and (v) any payments or other distributions received with respect to any of the aforesaid Collateral. For purposes of this Agreement, non-cash Collateral shall be valued at market value, except that any letters of credit shall be valued at the face amount thereof. The Overnite Group shall deposit any Collateral no later than one Business Day following the date UPC's request therefor is received, into one or more accounts identified by UPC which reasonably identify the Overnite Group's ownership interest and UPC's security interest in such Collateral.

     (c) If on any Business Day the value of the aggregate Collateral then on deposit exceeds the Collateral required to be on deposit pursuant to this Agreement, then UPC, within one Business Day of the Overnite Group's demand therefor, shall return such excess amount of Collateral to the Overnite Group; provided, however, that UPC shall not be required to return Collateral that it would otherwise be obligated to return to the extent any claims have been asserted against UPC for payment under the Guaranty referred to in Section 7(a) above or if the Overnite Group has failed to make any indemnity payment required under this Agreement with respect to such Guaranty. UPC may, at its option, satisfy its obligation under this Section 7(c) through the return of cash or non-cash Collateral, or both.

     (d) The Overnite Group shall earn interest on its cash Collateral from and including the date of deposit to but excluding the date such Collateral is returned at a rate per annum equal to the rate at which the account designated by UPC actually bears interest (UPC to use reasonable efforts to obtain the highest interest rate for liquid deposits in such amount from time to time offered by its bank). Such interest shall be calculated in accordance with the usual practices of the bank at which such account is established. UPC shall remit interest to an account designated by the Overnite Group within three Business Days of its demand therefor; provided that such payment shall not be required more frequently than on a quarterly basis.

     (e) In the event the Collateral requirements of this Section 7 are applicable, as security for the payment of all amounts due or that may become due by the Overnite Group to or on behalf of UPC in accordance with this Agreement with respect to the Guaranty referred to in Section 7(a), above, the Overnite Group hereby grants to UPC a security interest in all Collateral and all payments thereon and proceeds thereof, and additions thereto and substitutions therefor, which are and may hereafter be delivered or otherwise transferred to UPC by the Overnite Group in accordance with the provisions of this Agreement, and the Overnite Group hereby agrees to take all actions reasonably requested by UPC in order to perfect the security interest granted hereunder. UPC may apply Collateral on deposit with it pursuant to this Section 7 to satisfy the indemnity obligations of the Overnite Group with respect to the Guaranty referred to in Section 7(a), above, if and when payment of such amounts has not been made or received.

     8.  Third Party Claims.  (a) If any person entitled to indemnification
         ------------------
under this

Agreement (an "Indemnitee") receives notice of the assertion of any claim or of the commencement of any action or proceeding by any person that is not a party to this Agreement or a subsidiary of any such party (a "Third Party Claim") against such Indemnitee, the Indemnitee shall promptly provide written notice thereof (including a description of the Third Party Claim and an estimate of any Indemnifiable Losses (which estimate shall not be conclusive as to the final amount of such Indemnifiable Losses)) to the party required to provide indemnification under this Agreement (the "Indemnifying Party") within 10 calendar days after the Indemnitee's receipt of notice of such Third Party Claim. Any delay by the Indemnitee in providing such written notice shall not relieve the Indemnifying Party of any liability for indemnification hereunder except to the extent that the rights of the Indemnifying Party are materially prejudiced by such delay.

          (b) The Indemnifying Party shall have the right to participate in or, by giving written notice to the Indemnitee, to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel (which shall be reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense. The Indemnitee may retain its own counsel with respect to such Third Party Claims, but the Indemnifying Party shall not be liable for any legal expenses incurred by the Indemnitee after the Indemnitee has received notice of the Indemnifying Party's intent to assume the defense of a Third Party Claim, unless the named parties to such Third Party Claim (including any impleaded parties) include both the Indemnifying Party and the Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If the Indemnifying Party fails to take steps reasonably necessary to diligently pursue the defense of such Third Party Claim within 10 days of receipt of notice from the Indemnitee that such steps are not being taken, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for the reasonable costs thereof.

          (c) The Indemnifying Party may settle any Third Party Claim which it has elected to defend so long as the written consent of the Indemnitee to such settlement is first obtained (which consent shall not be unreasonably withheld). The Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party unless the Indemnifying Party elects not to defend such Third Party Claim.

          (d) In the event that a Third Party Claim involves a proceeding as to which both the UPC Group and the Overnite Group may be Indemnifying Parties, the parties hereto agree to cooperate in good faith in a joint defense of such Third Party Claim.

          (e) Notwithstanding subsections (b), (c), and (d) of this Section 8, the provisions of Article IV, V, and VI of that certain Tax Allocation Agreement entered into by Union Pacific Corporation, Overnite, OHI, and OTC of even date herewith (the "Tax Allocation Agreement") shall control and supercede this Agreement with respect to any Third Party Claim by a taxing authority.

     9.   Contribution.  If the indemnification provided for in this Agreement
          ------------
with respect to Overnite Securities Liabilities or UPC Securities Liabilities is for any reason held by a court or other tribunal to be unavailable on policy grounds or otherwise, the UPC Group and the Overnite Group shall contribute to the Indemnifiable Losses in such proportion as to reflect each party's relative fault in connection with such Indemnifiable Losses. The relative fault of the parties shall be determined by reference to, among other things, whether the conduct or information giving rise to the Indemnifiable Losses is attributable to the UPC Group or the Overnite Group and each party's relative intent, access to information and opportunity to prevent or correct the Indemnifiable Losses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of fraudulent misrepresentation.

     10.  Cooperation.  So long as any books, records and files retained by the
          -----------
UPC Group or the Overnite Group relating to the present or past businesses, operations or assets of the Overnite Group remain in existence and available, the UPC Group and the Overnite Group shall have the right upon prior written notice to inspect and copy the same at any time during business hours for any proper purpose, provided that such right will not extend to any books, records and files, disclosure of which in accordance herewith would result in a waiver of the attorney-client, work product or other privileges which permit non-disclosure of otherwise relevant material in litigation or other proceedings, or which are subject on the date hereof and at the time inspection is requested to a non-disclosure agreement with a third party and a waiver cannot reasonably be obtained, provided that, in the case of material requested of the Overnite Group, such request relates only to the businesses, operations or assets of the Overnite Group as constituted on or prior to Closing or books, records and files reasonably required by the UPC Group for tax, accounting or financial reporting purposes or to enforce its rights under this Agreement or any other agreement executed by the Overnite Group and the UPC Group in connection with the Offering or Acquisition. The UPC Group and the Overnite Group agree that they shall not destroy any such books, records or files without reasonable notice to the other party or if such party receives within 10 days of such notice any reasonable objection from the other party to such destruction. Except in the case of dispute between the parties hereto, the UPC Group and the Overnite Group shall cooperate with one another in a timely manner in any administrative or judicial proceeding involving any matter affecting the actual or potential liability of either party hereunder. Such cooperation shall include, without limitation, making available to the other party during normal business hours all books, records and information, and officers and employees (without substantial disruption of operations or employment) necessary or useful in connection with any inquiry, audit, investigation or dispute, any litigation or any other matter requiring any such books, records, information, officers or employees for any reasonable business purpose. The party requesting or otherwise entitled to any books, records, information, officers or employees pursuant to this Section 10 shall bear all reasonable out-of-pocket costs and expenses (except for salaries, employee benefits and general overhead) incurred in connection with providing such books, records, information, officers or employees. Notwithstanding the foregoing, the provisions of this Section 10 shall not affect the rights and obligations of the parties under the Tax Allocation Agreement.

     11.  Section 338 Elections and Related Matters.   (a)    Overnite agrees
          -----------------------------------------
(i) to make timely joint elections with UPC under Section 338(h)(10) of the Code and the regulations thereunder with respect to the Acquisition and the deemed acquisition of OTC (the "Section 338(h)(10) Elections"), and (ii) to make (or to cause the appropriate affiliate or affiliates of Overnite to make) any and all similar elections available under any applicable state or local law with respect to the Acquisition and the deemed acquisition of OTC (the "Section 338(h)(10) Subelections"). Overnite further agrees (x) to cause to be made express elections under Section 338(g) of the Code and the regulations thereunder to the extent necessary to allow the Section 338(h)(10) Elections to be made (the "Section 338(g) Elections"), and (y) to make any and all similar elections available under any applicable state or local law, to the extent necessary to allow any Section 338(h)(10) Subelection to be made (the "Section 338(g) Subelections").

          (b) As requested from time to time by UPC (whether before, at, or after the Closing), Overnite shall assist UPC in, and shall provide the necessary information to UPC in connection with, the preparation of Internal Revenue Service Form 8023, Elections Under Section 338 For Corporations Making Qualified Stock Purchases, and any comparable or related forms required under any applicable state or local law, and the required schedules or statements thereto (the "Section 338 Election Forms") relating to the Section 338(h)(10) Elections and the Section 338(g) Elections and any Section 338(h)(10) Subelections and any Section 338(g) Subelections. Without limiting the generality of the preceding sentence and with respect to each Section 338 Election Form delivered by UPC to Overnite on or before the Closing, Overnite shall, no later than the Closing, cause each such Section 338 Election Form to be duly executed by Overnite or an affiliate of Overnite, as appropriate, and shall deliver the same to UPC at the Closing. If UPC determines at or after the Closing that any change is to be made in a Section 338 Election Form previously executed by Overnite or an affiliate of Overnite and delivered by Overnite to UPC, then UPC may prepare a new Section 338 Election Form and deliver such new Section 338 Election Form to Overnite, and Overnite shall cause such Section 338 Election Form to be duly executed by Overnite or an affiliate of Overnite, as appropriate, and shall promptly deliver such executed Section 338 Election Form to UPC.

          (c) UPC shall timely file (or cause to be filed) the Section 338 Election Forms on behalf of UPC and Overnite, and shall provide notice of such filing to Overnite. UPC and Overnite shall thereafter take any and all actions necessary or appropriate to effect the timely filing of any other Section 338 Election Forms required to be filed for any applicable state or local tax purposes.

          (d) With respect to the filings described in Section 11 (c) above, Overnite, OHI, OTC and UPC will (i) treat as valid the Section 338(h)(10) Elections and the Section 338(g) Elections with respect to the Acquisition and the deemed acquisition of OTC, and any Section 338(h)(10) Subelections and any
Section 338(g) Subelections, (ii) not take any action inconsistent with such treatment, and (iii) timely file, or cause to be filed, all tax returns affected by such filings in a manner consistent with the Section 338(h)(10) Elections and the Section 338(g) Elections and any Section 338(h)(10) Subelections and any
Section 338(g) Subelections (including but not limited to attaching such Section 338 Election Forms and the schedules related thereto to the appropriate tax returns in the manner prescribed by applicable regulations or other applicable law).

          (e) Overnite, OHI, and OTC, on the one hand, and UPC, on the other hand, shall cooperate and consult with each other in good faith in order to reach a mutually acceptable agreement with respect to the allocation of the Purchase Price among the assets of Overnite, OHI, and OTC for purposes of the Section 338 Election Forms.

     12.  Use of Union Pacific Name; Shield.  The Overnite Group hereby agrees
          ---------------------------------
that it will not use or authorize or permit any other person to use the name "Union Pacific," including any logo, trademark or design containing such name, or the Union Pacific shield or similar design, at any time after the 30/th/ day following the Closing.

     13.  Assignment.  Neither party may assign any of its rights or delegate
          ----------
any of its duties under this Agreement without first obtaining the prior written consent of the other party, which may be withheld by such other party in its absolute discretion. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

     14.  Notices.  All notices and other communications to be given hereunder
          -------
shall be in writing and delivered in person or mailed postage prepaid or sent by telegram or other facsimile transmission to the following addresses:

     If to UPC:

                     Union Pacific Corporation
                     1717 Main Street
                     Suite 5900
                     Dallas, Texas  75201
                     Attn: Senior Vice President and General Counsel Telecopy No.: (214)743-5741

     If to Overnite, OHI or OTC:

                     Overnite Corporation
                     1000 Semmes Avenue
                     Richmond, VA  23224-2246
                     Attn: Senior Vice President and Chief Financial Officer Telecopy No.: (804) 231-8501
or to such other addresses as either party may designate in writing. All notices or communications shall be effective upon receipt.

     15.  No Third Party Beneficiaries.  The provisions of this Agreement are
          ----------------------------
intended solely to establish the relative rights and responsibilities between the UPC Group and the Overnite Group, and except as set forth in the provisions of this Agreement which expressly provide for the indemnification of members of the UPC Group or the Overnite Group, or the respective directors, officers, employees, agents and representatives thereof, nothing in this Agreement, express or implied, is intended or will be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies or obligations under or by reason of this Agreement or any transaction contemplated hereby.

     16.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     17.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed an original and all of which shall together constitute but one and the same instrument.

     18.  Entire Agreement.  This Agreement constitutes the entire agreement of
          ----------------
the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement may not be amended or otherwise modified except by a written instrument duly executed and delivered by all parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     19.  Severability.  The provisions of this Agreement are severable, and
          ------------
should any
provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

     20.  Incorporation of Schedules.  The Schedules identified in and attached
          --------------------------
to this Agreement are hereby incorporated by reference and made a part hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                              UNION PACIFIC CORPORATION

                              By:  _____________________________

                              Title: ___________________________


                              OVERNITE CORPORATION


                              By:  _____________________________

                              Title: ___________________________



                              OVERNITE HOLDING, INC.


                              By:  _____________________________

                              Title: ___________________________



                              OVERNITE TRANSPORTATION COMPANY


                              By:  _____________________________

                              Title: ___________________________

                                   SCHEDULE A
                                       TO
           Indemnification Agreement, dated as of August ____,  1998
                                     among
                       Union Pacific Corporation ("UPC"),
                             Overnite Corporation,
   Overnite Holding, Inc. ("OHI") and Overnite Transportation Company ("OTC")


1. Union Pacific Guaranty Agreement, dated as of March 18, 1994, between Richmond Truck Lease Co., Ltd. and UPC concerning the Japanese leveraged lease financing of trucks.

2. Guaranty, dated October 29, 1993, by UPC of OTC's self-insured worker's compensation obligations in Pennsylvania.

3. Guaranty, dated December 28, 1993, by UPC of OTC's self-insured worker's compensation obligations in Missouri.

4. Guaranty, dated July 21, 1995, by UPC of OTC's self-insured worker's compensation obligations in West Virginia.

5. Guaranty, dated June 28, 1988, by UPC of OTC's self-insured worker's compensation obligations in Alabama.

6. Guaranty, dated June 28, 1988, by UPC of OTC's self-insured worker's compensation obligations in North Carolina.

7. Indemnity Agreement, made the 1/st/ day of January, 1991 by and between National Union Fire Insurance Company of Pittsburgh and UPC, and any letter of credit, surety bond, or other security provided by UPC pursuant thereto.

                                      A-1